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                                                             Exhibit 24. (b) (1)


                  The Mutual Life Insurance Company of New York
                           CERTIFICATION OF RESOLUTION


         I HEREBY CERTIFY that the following is a true copy of the resolutions adopted by the Board of Trustees of The Mutual Life Insurance Company of New York, a New York life insurance corporation (the "Company"), at a meeting of the Board duly held on November 28, 1990 at which a quorum was present, that the same are in conformity with the provisions of the Articles of Incorporation and By-Laws of the Company and that they are now in full force and effect.

                  RESOLVED the Company, pursuant to the provisions of New York law and subject to the approval of the Superintendent of Insurance of New York, hereby establishes a separate account to be designated initially as the MONY Variable Account A (hereinafter referred to as "Variable Account") for the following uses and purposes and subject to such conditions as are hereinafter set forth; and

                  FURTHER RESOLVED that the Variable Account shall be established for the purpose of providing for the issuance by the Company of such variable annuity contracts (hereinafter referred to as "Contracts") of the Company as the Board of Trustees may designate for such purpose and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Contracts and any dividend accumulations with respect to such Contracts; and

                  FURTHER RESOLVED that the Variable Account shall be registered as a unit investment trust under the Investment Company Act of 1940, and that the proper officers of the Company are authorized to sign and file, or cause to be filed, with the Securities and Exchange Commission ("SEC"), the following: (1) a registration statement on SEC Form N-4, on behalf of the Variable Account, as registrant, under the Investment Company Act of 1940 (Investment Company Act Registration); and (2) an application for an order under Section 6(c) of the Investment Company Act of 1940 for such exemptions from the provisions of that Act as may be necessary or desirable (Investment Company Act Application); and

                  FURTHER RESOLVED that the proper officers of the Company are authorized to sign and file, or cause to be filed with the Securities and Exchange Commission, on behalf of the Company, as issuer, a registration statement on SEC Form N-4, including the financial statements and schedules, exhibits and form of prospectus and Statement of Additional Information required as a part thereof, for the registration of the offering and sale of such Contracts, to the extent they represent participating interests in the Variable Account under the Securities Act of 1933 (Securities Act Registration), and to pay the registration fees required in connection therewith; and

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                  FURTHER RESOLVED that the proper officers of the Company are authorized and directed to sign and file, or cause to be filed, such amendment or amendments of such Investment Company Act Registration, Investment Company Act Application or Securities Act Registration as they may find necessary or advisable from time to time; and

                  FURTHER RESOLVED that the signature of any trustee or officer required by law to affix his signature to such Investment Act Company Act Registration, Investment Company Act Application or Securities Act Registration or to any amendment thereof may be affixed by such trustee or officer personally, or by an attorney-in-fact duly constituted in writing by said trustee or officer to sign his name thereto; and

                  FURTHER RESOLVED that the proper officers of the Company may sign on behalf of and as attorneys for other officers with respect to any documents referred to in these resolutions; and

                  FURTHER RESOLVED that the proper officers of the Company are authorized to take whatever steps may be necessary or desirable to comply with such of the laws and regulations of the several states as may be applicable to the Company's sale of the Contracts; and

                  RESOLVED FURTHER that the proper officers of the Company and its counsel are authorized, in the name and on behalf of the Company, under its corporate seal or otherwise to execute and deliver such corporate documents and certificates and to take such further action as may be necessary or desirable, including, but not limited to, the payment of applicable fees, in order to effectuate the purposes of the foregoing resolutions or any of them, and such officers are authorized to pay such expenses, as in their judgment shall be necessary, proper to advisable in order fully to carry out the intent and accomplish the purposes of the foregoing resolutions.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Company this 5th day of August, 1996.




                                               /s/ David S. Waldman
                                               ---------------------------------
                                               Assistant Secretary